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                                                                   EXHIBIT 5.2

                                White & Case LLP
                            200 S. Biscayne Boulevard
                                   Suite 4900
                              Miami, Florida 33131

                                  May 18, 2000

EMCORE Corporation
394 Elizabeth Avenue
Somerset, NJ  08873

                  Re:    EMCORE Corporation
                         Post Effective Amendment No. 1 to
                         Registration Statement on Form S-8/A
                         SEC File No. 333-27507

Ladies and Gentlemen:

                  You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), which is concurrently being filed by EMCORE Corporation, a New Jersey Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration of an additional 725,000 shares of the Company's common stock (the "Shares") which may be required pursuant to the terms and provisions of the EMCORE Corporation 1995 Incentive and Non-Statutory Option Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We are familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of the Plan. We have examined and relied on originals, or copies certified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion herein expressed.

                  We do not express or purport to express any opinions with respect to laws other than the Federal laws of the United States. As to all matters governed by the laws of the State of New Jersey involved in our opinions set forth below, we have relied, with your consent, upon an opinion of Dillon Bitar & Luther dated today and addressed to us.

                  Based upon the foregoing, it is our opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plan, be validly issued, fully paid and non assessable.




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                                                                   EXHIBIT 5.2
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                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent we do not thereby admit that we are an "expert" with respect to any part of such Registration Statement as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

                                       Very truly yours,

                                      /s/ White & Case LLP
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